Exhibit 10.10

SECURITIES ASSIGNMENT AGREEMENT

This Securities Assignment Agreement is dated as of September 3, 2015 (this “Assignment”), by and among Boulevard Acquisition Sponsor II, LLC, a Delaware limited liability company (the “Seller”), and the parties identified on the signature page hereto (each a “Buyer” and collectively, the “Buyers”).

WHEREAS, on the terms and subject to the conditions set forth in this Assignment, the Seller wishes to assign to the Buyers an aggregate of 100,626 shares (the “Shares”) of Class B common stock (“Common Stock”) of Boulevard Acquisition Corp. II (the “Company”), and the Buyers wish to purchase and receive the Shares from the Seller.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Assignment, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section  1                                           Assignment of Shares. Seller hereby assigns 33,542 Shares to each of the Buyers, of which an aggregate of 13,125 Shares shall be subject to forfeiture by the Buyers on a pro rata basis to the extent the underwriters’ over-allotment option (as described in the Company’s registration statement on Form S-1, as amended (File Number 333-206077) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to an underwritten public offering by the Company (the “Public Offering”)) is not exercised in full.  The Buyers have paid to the Seller an aggregate amount of Two Hundred Fifty Dollars ($250.00) (the “Purchase Price”), in consideration of the assignment of the Shares.

Section  2                                           No Conflicts. Each party represents and warrants that neither the execution and delivery of this Assignment by such, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section  3                                           Investment Representations. Each Buyer represents and warrants, with respect to himself only, as follows: such Buyer hereby acknowledges that an investment in the Shares involves certain significant risks.  Such Buyer has no need for liquidity in its investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period.  Such Buyer acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless registered by the Company in accordance with federal and state securities laws or sold in compliance with an exemption under such laws and such transfer complies with all applicable lock-up restrictions on such Buyer (as described in the Company’s Registration Statement relating to the Public Offering).  Such Buyer further understands that any certificates evidencing the Shares bear a legend referring to the foregoing transfer restrictions.

The Shares are being acquired solely for such Buyer’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and such Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization.  Such Buyer has been given the opportunity to (i) ask questions of and receive answers from the Seller and the Company concerning the terms and conditions of the Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Seller possesses or can acquire without unreasonable effort or expense that is necessary to assist such Buyer in evaluating the advisability of the purchase of the Shares and an investment in the Company.  Such Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects.  Such Buyer is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Act.  In the event such Buyer does not join the Board of Directors of the Company upon the consummation of the Public Offering (whether and either at the election of the Company or such Buyer for any reason), then the Buyer shall promptly return the Shares to the Company.

Section  4                                           Miscellaneous. This Assignment, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter.  This Assignment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  This Assignment may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.  Except as otherwise provided herein, no party hereto may assign either this Assignment or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth above.

BOULEVARD ACQUISITION SPONSOR II, LLC

By:	/s/ Sonia E. Gardner
Name: Sonia E. Gardner Title: Managing Member

BUYERS:

/s/ Joel Citron
Joel Citron

/s/ Darren Thompson
Darren Thompson

/s/ Robert J. Campbell
Robert J. Campbell